Exhibit 5.1
                     [Porter & Hedges Letterhead]

                           October 28, 1998


    Securities and Exchange Commission
    Judiciary Plaza
    450 Fifth Street, N.W.
    Washington, D.C. 20549


         Re:  Midcoast Energy Resources, Inc. 1996 Incentive
              Stock Plan; Post-Effective Amendment No. 1 to
              Registration Statement No. 333-33127 on Form
              S-8

    Gentlemen:

         We have acted as counsel to Midcoast Energy Resources, Inc., a Nevada corporation ("Company"), in connection with the preparation for filing with the Securities and Exchange Commission Post-Effective Amendment No. 1 to Registration Statement No. 333-33127 on Form S-8 ("Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement relates to the registration of an additional 172,000 shares ("Shares") of the Company's common stock, par value $.01 per share ("Common Stock"), issuable pursuant to the Company's 1996 Incentive Stock Plan, as amended (the "Incentive Plan").

         We have examined the Incentive Plan and such corporate records, documents, instruments and certificates of the Company, and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed without independent investigation the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity of any documents submitted to us as copies to their respective originals. As to certain questions of fact material to this opinion, we have relied without independent investigation upon statements or certificates of public officials and officers of the Company.

         Based upon such examination and review, we are of the opinion that the Shares have been duly and validly authorized and will, upon issuance and delivery as contemplated by the Incentive Plan, be validly issued, fully paid and nonassessable outstanding shares of Common Stock.

         This Firm consents to the filing of this opinion as an exhibit to the Registration Statement.


         Very truly yours,

         /s/ Porter & Hedges,
    L.L.P.

         Porter & Hedges, l.l.p.